UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2023

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Preferred Stock Purchase Rights	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 24, 2023, Inseego Corp. (the “Company”) received a written notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”), notifying the Company that the Company’s common stock, $0.001 par value per share (the “Common Stock”), had not maintained a minimum bid price of $1.00 per share for 30 consecutive trading days, as required for continued listing on The Nasdaq Global Select Market (the “Minimum Bid Price Requirement”). The Company was provided an initial period of 180 calendar days, or until September 20, 2023 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement.

On September 21, 2023, the Company received a letter from Nasdaq stating that the Company had not regained compliance with the Minimum Bid Price Requirement by the required Compliance Date and, as a result, the Company’s Common Stock is subject to delisting.

The Company submitted a hearing request to Nasdaq to appeal the delisting determination on September 22, 2023, which has automatically stayed the delisting of the Company’s Common Stock from The Nasdaq Global Select Market pending a decision from a Nasdaq listing qualifications hearings panel (the “Panel”) decision. In response, Nasdaq set a hearing date of November 2, 2023, and offered the Company an expedited review process, which required the Company to complete a questionnaire regarding the Company’s plan to regain compliance with the Minimum Bid Requirement. The Company submitted the questionnaire on September 26, 2023, which included a statement that, if necessary, the Company will effect a reverse stock split on or before March 1, 2024, to regain compliance with the Minimum Bid Requirement.

While there can be no assurance that the Panel will grant the Company’s request for continued listing, the Company intends to present a plan to regain compliance to the Panel that will include a discussion of the factors and events that the Company believes will enable it to regain compliance with the Minimum Bid Price Requirement and a commitment to effect a reverse stock split within 180 days, if necessary. The Company has already received authorization from the Company’s stockholders to effect a reverse stock split in the range of 1-for-5 to 1-for-10, which was approved at the Company’s annual meeting of stockholders on September 5, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: September 26, 2023	By:	/s/ Steven Gatoff
Name: Steven Gatoff
Title: Chief Financial Officer

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